EXHIBIT 99.2



                      [LOGO OF AMERICAN EXPRESS COMPANY]



                                     2002
                                Second Quarter
                              Earnings Supplement







     The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company's (the "Company" or "AXP") Second Quarter 2002 Earnings Release.


     -------------------------------------------------------------------------
     THIS SUMMARY CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES AND SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS, INCLUDING THE COMPANY'S FINANCIAL AND OTHER GOALS, ARE SET FORTH ON PAGE 14 HEREIN AND IN THE COMPANY'S 2001 10-K ANNUAL REPORT, AND OTHER REPORTS, ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.
     -------------------------------------------------------------------------

                           AMERICAN EXPRESS COMPANY
                              SECOND QUARTER 2002
                                  HIGHLIGHTS

o Second quarter diluted EPS of $0.51 compared with $0.13 last year, net revenues (managed basis) increased 16%, and 12 month-to-date ROE was 15%.

   - 2Q '02 includes:
     --A pre-announced investment loss of $78MM pre-tax ($50MM after-tax) on WorldCom debt securities largely held in the investment portfolio at AEFA;
     --The recognition of $48MM pre-tax ($30MM after-tax) of losses primarily on TRS' internet-related strategic investment portfolio;
     --A $7MM pre-tax ($4MM after-tax) benefit related to an adjustment to 3Q
       '01's disaster recovery charge, which reconciles AEFA's estimated life insurance costs from the 9/11 events to actual costs incurred; and,
     --A net pre-tax benefit at TRS of $6MM ($4MM after-tax) reflecting adjustments to last year's aggregate restructuring charge reserve. This benefit includes the reversal of severance and related costs primarily reflecting voluntary attrition, or redeployment into open jobs, of employees whose jobs were eliminated. We continue to expect to fully realize the expense savings originally reported in connection with the restructuring charges.

   - 2Q '01 included:
     --A pre-tax loss of $826MM ($537MM after-tax) from write-downs and losses on high-yield securities at AEFA and the decision to reduce the risk profile of its investment portfolio;
     --$46MM of pre-tax gains ($29MM after-tax) primarily on internet-related strategic investments at TRS; and
     --Goodwill amortization of $25MM pre-tax ($20MM after-tax), or $0.02 per share. Due to the adoption of Statement of Financial Accounting Standards (SFAS) No. 142 in 2002, no goodwill amortization occurred in 2Q '02.

o The Company also indicated that based on current conditions, it plans to have less of its credit and reengineering benefits fall to the bottom line and invest more in growth initiatives during the remainder of 2002 and, as a result, full year 2002 earnings are likely not to exceed the current Wall Street consensus. As a result, business metrics should improve starting late this year and into 2003.

o  Compared with the second quarter of 2001:

   - Worldwide billed business increased 1% on relatively strong consumer spending, partially offset by weak travel-related spending;

   - TRS' worldwide lending balances on a managed asset basis of $36.2B were up 4%;

   - Worldwide cards in force increased 3%, up 1.6MM from last year; and,

   - AEFA assets owned, managed and administered of $238B were down 9% vs. last year on substantial asset depreciation and net asset outflows.

o  Additional items of note included:

   - While weakness persisted within travel and entertainment related spending by corporations, consumer spending remained relatively strong, increasing 4% versus last year in the U.S. on 8% higher transaction volume.

   - Continued progress was made within the Company's reengineering initiatives as the consolidated employee base declined approximately 2,700, or 3%, during the quarter. Compared with 12/31/00, the total employee count is down approximately 14,200, or 16%.

   - Card credit quality improved, risks remained well controlled and reserve coverage ratios remained strong.

   - AEFA's gross cash sales from all products increased 6% despite weak institutional sales activity. This was the first year-over-year increase in 4 quarters.

   - In 1Q '02, the presentation of the Consolidated and TRS GAAP revenues was revised to better highlight the impact of securitizations through the reclassification of the related effects from lending finance charge and other revenues to a separate Securitization Income line item. This presentation revision does not impact total GAAP revenues or the TRS managed basis statements of income. Restated information for the past three years was filed with the SEC concurrent with distribution of the 1Q '02 earnings release. All prior period information contained within the 2Q '02 earnings release and earnings supplement has been restated to conform with this presentation.

                           AMERICAN EXPRESS COMPANY
                              SECOND QUARTER 2002
                              HIGHLIGHTS (Cont'd)

o American Express continued to invest in growth opportunities as it expanded its products and services during the quarter:

   - Launched the American Express ONE Financial Account at AEFA, which integrates three major services offered by American Express: investing, banking and the American Express Card.

   - Introduced new proprietary products at AEFA:

      -- The AXP Large Cap Value Fund: a value fund that conducts fundamental research to identify attractively priced securities in any sector. The fund is broadly diversified in terms of sector exposure, and holds between 100 and 200 stocks.

      -- The AXP Large Cap Equity Fund: an equity fund that competes in the large cap blend/core category, investing the majority of its assets in companies with over $5 billion in market capitalization. The fund focuses on identifying stocks that are attractively priced with stable and persistent growth rates.

      -- The American Express Single Premium Variable Life Insurance product, a new and simple way to transfer wealth income-tax free to families or charities.

   - American Express Canada launched the American Express Tiger Woods Credit Card.

   - Merchant signings for the quarter included Stop & Shop supermarkets in the U.S., virtually closing our coverage gap in the supermarket industry in the northeast part of the U.S.

   - Signed a new network partnership agreement with Union Bank to issue American Express Cards in Pakistan.

   - Announced a marketing agreement with Shinsei Bank, Ltd. to issue the Shinsei-American Express Card in Japan.

   - Officially opened China International Travel Service (CITS) American Express Travel Services Limited in Beijing, the first business travel joint venture in the People's Republic of China and the first joint venture to be fully licensed by the Civil Aviation Administration of China and the International Air Transport Association.

   - Launched a new interest rate structure for the High Yield Savings Account offered through Membership Banking, which provides a return in excess of most 1-year CDs and money market funds with the flexibility of a savings account, making it one of the highest yielding savings accounts in the United States.

   - OPEN: The Small Business Network from American Express launched a double points Membership Rewards promotion for business-to-business purchases, which includes industries like packing and shipping, office supplies and equipment as well as industrial, maintenance and electronic equipment and supplies.

   - American Express Bank launched its third-party mutual fund business in Austria. AEB currently distributes American Express Funds through banks and other financial institutions in five other countries -- Germany, Hong Kong, Italy, Spain and Switzerland.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2002 OVERVIEW
                                 CONSOLIDATED
                                  (unaudited)

     (millions, except per share amounts)                           Quarters Ended                      Percentage
                                                                       June 30,                         Inc/(Dec)
                                                       ------------------------------------------    -----------------
                                                                  2002              2001
                                                                  ----              ----
     CONSOLIDATED REVENUES:
          Net (managed basis)                                   $5,680            $4,910                    16%
                                                                ======            ======
          GAAP reporting basis                                  $5,945            $5,268                    13
                                                                ======            ======

     NET INCOME:                                                  $683              $178                    #
                                                                  ====              ====

     EPS:
          Basic                                                  $0.52             $0.13                    #
                                                                 =====             =====
          Diluted                                                $0.51             $0.13                    #
                                                                 =====             =====

      # Denotes variance in excess of 100%.

o CONSOLIDATED REVENUES: Net revenues increased due to higher cardmember lending spreads and loan balances, greater insurance revenues, and higher revenues related to AEFA's investment portfolio, which reflected a suppressed level of revenue last year due to the previously discussed $826MM investment loss. These items were partially offset by weaker travel revenues and lower management and distribution fees.
       - Since September 11th, the company incurred costs of approximately $140MM, which are expected to be covered by insurance and, consequently, did not impact results. These costs include the duplicate facilities and equipment associated with the relocation of the company's offices in lower Manhattan and certain other business recovery expenses. Costs associated with the damage to the company's offices, extra operating expenses and business interruption losses are still being evaluated. As of June 2002, the amount above includes approximately $40MM of such costs relating to the company's portion of the repair of its headquarters building have been identified. The company expects that a substantial portion of these losses will be covered by insurance.

o CONSOLIDATED EXPENSES (MANAGED BASIS): Decreased 1% due to lower charge card funding costs, a decline in human resource expenses and the benefits of other reengineering activities and expense control initiatives. These decreases were partially offset by higher other operating expenses and increased marketing costs.

o SHARE REPURCHASES: The share repurchase program resumed in June, after suspending it at the end of 2Q '01, purchasing 2.5MM shares in the second quarter. Since the inception of repurchase programs in September 1994, 359.8MM shares have been acquired, under Board authorizations to repurchase up to 420MM shares.

                                                                                        Millions of Shares
                                                                         --------------------------------------------------

     -    AVERAGE SHARES:                                                    2Q '02           1Q '02            2Q '01
                                                                             ------           ------            ------
           Basic                                                              1,325            1,325             1,321
                                                                              =====            =====             =====
           Diluted                                                            1,341            1,335             1,336
                                                                              =====            =====             =====

     -    ACTUAL SHARES:
           Shares outstanding - beginning of period                           1,329            1,331             1,326
           Repurchase of common shares                                           (3)               -                (5)
           Net settlements -3rd party share purchase agreements                   3               (4)                1
           Employee benefit plans, compensation and other                         3                2                 2
                                                                            -------          -------          --------
           Shares outstanding - end of period                                 1,332            1,329             1,324
                                                                              =====            =====             =====


                              CORPORATE AND OTHER

o The net expense of $45MM in 2Q '02 compared with $46MM in 2Q '01 and $44MM in 1Q '02.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2002 OVERVIEW
                            TRAVEL RELATED SERVICES
(preliminary)
                             STATEMENTS OF INCOME
                          (unaudited, managed basis)

                                                                        Quarters Ended                       Percentage
(millions)                                                                 June 30,                          Inc/(Dec)
                                                            ---------------------------------------      -------------------
                                                                      2002                    2001
                                                                      ----                    ----
Net revenues:
     Discount revenue                                               $1,997                  $2,007                -%
     Net card fees                                                     429                     420                2
     Lending:
       Finance charge revenue                                        1,116                   1,159               (4)
       Interest expense                                                200                     408              (51)
                                                                     -----                   -----
         Net finance charge revenue                                    916                     751               22
     Travel commissions and fees                                       369                     427              (14)
     TC investment income                                               95                     100               (5)
     Other revenues                                                    849                     939              (10)
                                                                     -----                   -----
         Total net revenues                                          4,655                   4,644                -
                                                                     -----                   -----
Expenses:
     Marketing and promotion                                           314                     269               17
     Provision for losses and claims:
       Charge card                                                     280                     320              (12)
       Lending                                                         572                     564                1
       Other                                                            37                      25               48
                                                                     -----                   -----
         Total                                                         889                     909               (2)
                                                                     -----                   -----
     Charge card interest expense                                      252                     383              (34)
     Human resources                                                   879                   1,053              (16)
     Other operating expenses                                        1,505                   1,300               16
     Restructuring charge                                              (6)                       -                -
                                                                     -----                   -----
         Total expenses                                              3,833                   3,914               (2)
                                                                     -----                   -----
Pretax income                                                          822                     730               13
Income tax provision                                                   257                     211               22
                                                                     -----                   -----
Net income                                                            $565                    $519                9
                                                                     =====                   =====

Note: Unless indicated otherwise, the following discussion addresses the "managed basis" Statements of Income. The GAAP Statements of Income are also included in the Company's Earnings Release.

o Net income increased 9% on a reported basis. Excluding the benefit of the elimination of goodwill amortization and the restructuring reserve write-back, net income increased 4%.

o Net revenues were up slightly as lower travel commissions and fees, reflecting continued weakness in the economy, particularly within the corporate travel arena, and a decline in other revenues, were offset by growth in lending net finance charge revenues.

o Lower expenses reflect reduced charge card funding costs, lower human resource expenses and expense control initiatives. These were partially offset by the impact of the losses this year versus gains last year primarily on internet-related strategic investments, increased marketing costs and higher business building and loyalty related costs.

o Under SFAS No. 140, which prescribes the accounting for securitizations, TRS recognized pre-tax gains of $85MM ($55MM after-tax) in 2Q '02 and $84MM ($55MM after-tax) in 2Q '01 related to the securitization of $1.9B and $2.7B of U.S. Lending receivables, respectively. In 2Q '01 this gain is net of a pre-tax loss of $25MM ($16MM after-tax) related to the maturity of a $1.0B securitization.

   The above Managed Basis Statements of Income assume that these gains were offset by higher marketing and promotion costs ($51MM in 2Q '02 and $50MM in 2Q '01) and other operating expenses ($34MM in 2Q '02 and 2Q '01) and, accordingly, the incremental expenses, as well as the gains, have been eliminated.

o The pretax margin was 17.7% in 2Q '02 versus 15.0% in 1Q '02 and 15.7% in 2Q '01.

o The effective tax rate was 31% in 2Q '02 versus 30% in 1Q '02 and 29% in 2Q '01. The rate variances reflect the relative size of the Travelers Cheque tax benefit contribution during each quarter.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2002 OVERVIEW
                       TRAVEL RELATED SERVICES (Cont'd)

o DISCOUNT REVENUE: A 1% increase in billed business and a lower discount rate yielded a slight decline in discount revenue.
     - The average discount rate was 2.65% in 2Q '02 versus 2.66% in 1Q '02 and 2.67% in 2Q '01. The decline reflects the cumulative impact of stronger than average growth in the lower rate retail and other "everyday spend" merchant categories (e.g., supermarkets, discounters, etc.), as well as significantly weaker T&E spending.
        -- We believe the AXP value proposition is strong. However, as indicated in prior quarters, continued changes in the mix of business, the continued shift to electronic data capture, volume related pricing discounts, and selective repricing initiatives will probably result in some rate erosion over time.

                                                                            Quarters Ended                   Percentage
                                                                               June 30,                       Inc/(Dec)
                                                                   ----------------------------------      ----------------
                                                                           2002               2001
                                                                          -----              -----
      Card billed business (billions):
           United States                                                  $58.7              $58.8                -%
           Outside the United States                                       19.4               18.5                5
                                                                          -----              -----
           Total                                                          $78.1              $77.3                1
                                                                          =====              =====

      Cards in force (millions):
           United States                                                   34.8               34.6                1
           Outside the United States                                       21.1               19.7                7
                                                                          -----              -----
           Total                                                           55.9               54.3                3
                                                                          =====              =====

      Basic cards in force (millions):
           United States                                                   26.7               26.9               (1)
           Outside the United States                                       16.1               15.0                7
                                                                          -----              -----
           Total                                                           42.8               41.9                2
                                                                          =====              =====

      Spending per basic card in force (dollars) (a):
           United States                                                 $2,192             $2,176                1
           Outside the United States                                     $1,511             $1,510                -
           Total                                                         $1,993             $1,986                -

      (a) Proprietary card activity only.


     - BILLED BUSINESS: The 1% increase in billed business resulted from growth in cards in force, partially offset by flat spending per basic cardmember worldwide. Generally weak economic conditions during the quarter continued to drive a lower level of spending within the travel related categories.
       -- U.S. billed business was flat reflecting 4% growth within the consumer card business on 8% higher transaction volume, slightly lower small business services volume and a 7% decline within Corporate Services.
          - Spending per basic card in force increased slightly reflecting flat billed business and the effect of a decrease in basic cards in force.
       -- Excluding the impact of foreign exchange translation:
          - Total billed business outside the U.S. was up 3% reflecting single digit improvement in Canada, Asia and Europe, partially offset by a high single-digit decline in Latin America.
          - Spending per proprietary basic card in force outside the U.S. declined 1% as somewhat higher billed business was offset by the dilutive effect of strong card growth over recent years.
       -- Network partnership and Purchasing Card volumes sustained their relatively stronger performance, growing during the quarter.
       -- U.S. non-T&E related volume categories (which represented approximately 61% of 2Q '02 U.S. billed business) continued to grow, increasing 6%, but were offset by a 7% decrease in T&E volumes.
       -- Airline related volume, which represented approximately 13% of total
          U.S. volumes during the quarter, declined 10% worldwide as both the average airline charge and transaction volume were down approximately 5%.
     - CARDS IN FORCE worldwide rose 3% versus last year.
       -- U.S. cards in force declined slightly versus 1Q '02 reflecting the impact of more selective consumer card and small business services acquisition activities during the past year in light of weakening economic conditions.
       -- Outside the United States, 300K cards in force were added during the quarter on continued proprietary and network card growth.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2002 OVERVIEW
                       TRAVEL RELATED SERVICES (Cont'd)


o NON-AMEX BRANDED STATISTICS: Total cards in force and billed business exclude activities on Non-Amex Branded cards (Visa and Eurocards) issued in connection with joint venture activities. These are reported as separate line items within TRS' selected statistical information.

                                                                Quarters Ended                    Percentage
                                                                   June 30,                       Inc/(Dec)
                                                       ---------------------------------        ---------------
                                                               2002                2001
                                                               ----                ----
      Cards in force (millions)                                  0.7                 0.7               1%
      Billed business (billions)                                $0.9                $0.8               9

o NET CARD FEES: Rose 2% due to an increase in cards in force and a shift in the mix of products. The average fee per card in force was $34 in 2Q '02 and 2Q '01, and $33 in 1Q '02.

o NET FINANCE CHARGE REVENUE: Rose 22% on 4% growth in average worldwide lending balances.
      - The yield on the U.S. portfolio rose to 9.8% in 2Q '02 from 8.6% in 2Q '01 and 9.6% in 1Q '02. The improvement versus last year reflects a decrease in the proportion of the portfolio on introductory rates and the benefit of lower funding costs, which were partially offset by the evolving mix of products toward more lower-rate offerings.

o TRAVEL COMMISSIONS AND FEES: Declined 14% on a 14% contraction in travel sales reflecting the continued effects of the weak corporate travel environment. The revenue earned per dollar of sales was stable (8.7% in 2Q '02 versus 8.8% in 1Q '02 and 8.7% in 2Q '01) as new fees related to the migration to transaction-based customer relationships were partially offset by continued efforts by airlines to reduce distribution costs and by corporate clients to contain travel and entertainment expenses.

o TC INVESTMENT INCOME: Was down 5% as a higher average investment was offset by a decline in the pretax yield. TC sales declined 10% in the quarter.

o OTHER REVENUES: Decreased 10% as larger insurance premiums were offset by significantly lower interest income on investment and liquidity pools held within card funding vehicles.

o MARKETING AND PROMOTION EXPENSES: Increased 17% on the continuation of the new brand advertising campaign, more loyalty marketing and a step up in selected card acquisition activities.

o OTHER PROVISIONS FOR LOSSES: Increased 48% primarily due to higher insurance claims and additional reserves related to credit exposures to travel industry service establishments.

o CHARGE CARD INTEREST EXPENSE: Was down 34% due to a lower effective cost of funds and lower billed business volumes.

o HUMAN RESOURCE EXPENSES: Decreased 16% versus last year as a result of a lower number of employees.
      - The employee count at 6/02 of 62,900 was down approximately 12,600, or 17%, versus last year.

o OTHER OPERATING EXPENSES: Increased 16% due in part to the recognition of losses, primarily on internet-related strategic investments, this year ($48MM pre-tax, $30MM after-tax) compared with gains in the same portfolio a year ago ($46MM pre-tax, $29MM after-tax). In addition, 2Q '02 reflected higher costs related to cardmember loyalty programs, as well as the impact of our technology outsourcing agreement with IBM. These increases were partially offset by reengineering initiatives and cost containment efforts.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2002 OVERVIEW
                       TRAVEL RELATED SERVICES (Cont'd)

O     CREDIT QUALITY:

      -  Overall credit quality improved during the quarter.

      - The provision for losses on charge card products decreased 12% on lower volume and improved past due levels.

      - The lending provision for losses was 1% above last year on growth in outstanding loans and improving credit trends.

      - Reserve coverage ratios at more than 100% of past due balances remained strong.

      -  WORLDWIDE CHARGE CARD:

         -- The write-off rate decreased from last year, but was up versus last quarter. Past due rates declined versus last year and last quarter.

                                                                                 6/02             3/02             6/01
                                                                         --------------     ------------    -------------
             Loss ratio, net of recoveries                                       0.40%            0.39%            0.42%
             90 days past due as a % of receivables                               2.6%             3.1%             2.9%

         -- Reserve coverage of past due accounts increased and receivables coverage remained strong.

                                                                                 6/02             3/02             6/01
                                                                         --------------    -------------    -------------
             Reserves (MM)                                                     $1,039           $1,031           $1,034
             % of receivables                                                     4.2%             4.3%             4.0%
             % of past due accounts                                               164%             138%             138%

      -  U.S. Lending:
         ------------

         -- The write-off rate and past due level declined from 1Q '02 and rose versus last year.

                                                                                 6/02            3/02              6/01
                                                                         -------------     -----------     -------------
             Write-off rate, net of recoveries                                    6.2%             6.5%             5.7%
             30 days past due as a % of loans                                     3.1%             3.4%             2.9%

         -- The lending reserve coverage of past due accounts increased during the quarter despite a modest decline in the reserve.

                                                                                 6/02            3/02              6/01
                                                                         -------------    ------------     -------------
             Reserves (MM)                                                     $1,121           $1,144             $959
             % of total loans                                                     3.5%             3.7%             3.1%
             % of past due accounts                                               115%             107%             107%

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2002 OVERVIEW
                      AMERICAN EXPRESS FINANCIAL ADVISORS

(preliminary)              STATEMENTS OF OPERATIONS
                                  (unaudited)

(millions)                                                               Quarters Ended                   Percentage
                                                                            June 30,                      Inc/(Dec)
                                                                 -------------------------------      -------------------
                                                                      2002                 2001
                                                                      ----                 ----
Revenues:
     Investment income                                                $435                $(246)              -%
     Management and distribution fees                                  609                  623              (2)
     Other revenues                                                    307                  290               6
                                                                    ------               ------
           Total revenues                                            1,351                  667               #
     Provision for losses and benefits:
        Annuities                                                      245                  255              (4)
        Insurance                                                      181                  152              19
        Investment certificates                                         32                   98             (67)
                                                                    ------               ------
           Total                                                       458                  505              (9)
                                                                    ------               ------
          Total net revenues                                           893                  162               #
                                                                    ------               ------
Expenses:
     Human resources                                                   493                  496              (1)
     Other operating expenses                                          205                  174              18
     Disaster recovery charge                                           (7)                   -               -
                                                                    ------               ------
           Total expenses                                              691                  670               3
                                                                    ------               ------
Pretax income/(loss)                                                   202                 (508)              -
Income tax provision/(benefit)                                          57                 (201)              -
                                                                    ------               ------
Net income/(loss)                                                     $145                $(307)              -
                                                                    ======               ======

# Denotes variance in excess of 100%.

o    Net revenues increased due to:
     - Higher investment income reflecting the effect last year of the $826MM pre-tax ($537MM after-tax) losses related to high-yield securities and the reduction of the risk profile within the investment portfolio. 2Q '02 includes the investment loss of $78MM pre-tax on WorldCom debt securities ($71MM of which impacted AEFA's pre-tax income and $7MM which accrued to AEB through its share of the premium deposit joint venture);
     -   Lower provisions reflecting accrual rate reductions;
     -   Higher insurance premiums; partially offset by,
     -   Reduced management fees from lower average managed asset levels.

o Results in 2Q '02 also include a $7MM pre-tax ($4MM after-tax) benefit related to an adjustment to 3Q '01's disaster recovery charge. This adjustment reconciles the estimated life insurance costs from the 9/11 events to the actual costs incurred.

o Pretax margin of 22.6% declined from 26.1% in 1Q '02, primarily due to the negative impact of the WorldCom loss.

o    The effective tax rate was 27.9% in 2Q '02 and 1Q '02.

o    ASSETS OWNED, MANAGED AND ADMINISTERED:

                                                                                                         Percentage
     (billions)                                                         June 30,                         Inc/(Dec)
                                                            ----------------------------------         ---------------
                                                                  2002                  2001
                                                                  ----                  ----
     Assets owned (excluding separate accounts)                  $44.4                 $41.6                  7%
     Separate account assets                                      24.6                  28.9                (15)
     Assets managed                                              136.2                 158.3                (14)
     Assets administered                                          32.9                  33.0                  -
                                                                ------                ------
            Total                                               $238.1                $261.8                 (9)
                                                                ======                ======

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2002 OVERVIEW
                 AMERICAN EXPRESS FINANCIAL ADVISORS (Cont'd)

o    ASSET QUALITY:
     - Overall credit quality was generally stable despite persistently high default rates within the high yield sector and select high-profile company issues, like WorldCom.
     - Non-performing assets relative to invested assets were 0.3% and were 109% covered by reserves, including those related to the impairment of securities.
     - High-yield investments totaled $2.1B, or 6% of the portfolio, at 6/30/02, down from $2.7B, or 8%, at 6/30/01, but up versus 5% at 3/31/02. Going forward, AEFA continues to target a level that is more in line with industry averages of approximately 7%.
     - The SFAS No. 115 related mark-to-market adjustment on the portfolio (reported in assets pretax) was appreciation of $462MM at 6/02, depreciation of $54MM at 3/02, and appreciation of $182M at 6/01.

o    INVESTMENT INCOME:
     - Gross investment income increased substantially, as last year included the $826MM of investment portfolio losses. Excluding this effect, investment income declined as higher invested assets were more than offset by the $78MM investment loss on WorldCom debt, a lower average yield and the effect of higher depreciation this year in the S&P 500 on the value of options hedging outstanding stock market certificates and equity indexed annuities, which was offset in the related provisions.
     - Average invested assets of $35.6B (excluding unrealized appreciation/depreciation) rose 5% versus $33.9B in 2Q '01.
     - The average yield on invested assets was 6.1% versus 4.8% in 2Q '01, which was particularly depressed by the income adjustments on the high yield structured investments.
     - Excluding the impact of the income adjustments on the high-yield structured investments, underlying net interest spreads within the insurance and annuity products were down versus last year and last quarter, while certificates were up versus both periods.

o MANAGEMENT AND DISTRIBUTION FEES: The decrease of 2% was due to lower average assets under management, reflecting the negative impact of weak equity market conditions. Distribution fees were up versus last year on higher sales levels.

     -  ASSETS MANAGED:

                                                                                                            Percentage
       (billions)                                                                 June 30,                   Inc/(Dec)
                                                                       -------------------------------    -----------------
                                                                               2002              2001
                                                                               ----              ----
       Assets managed for individuals                                         $89.7            $104.0           (14)%
       Assets managed for institutions                                         46.5              54.3           (14)
       Separate account assets                                                 24.6              28.9           (15)
                                                                             ------            ------
              Total                                                          $160.8            $187.2           (14)
                                                                             ======            ======


        -- The decline in managed assets since 6/01 resulted from $20.4B of market depreciation and $6.0B of net outflows.

           - The year-over-year comparison reflects positive net inflows within the retail channel, which was more than offset by outflows in the institutional business.

        -- The $14.2B decrease in managed assets during 2Q '02 resulted from market depreciation of $11.8B and net outflows of $2.4B.

           - In 2Q '02, both the retail channel and institutional business had net outflows.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2002 OVERVIEW
                 AMERICAN EXPRESS FINANCIAL ADVISORS (Cont'd)


o    PRODUCT SALES:
     - Total gross cash sales from all products were up 6% versus 2Q '01 as sales improvement within the retail channel offset weaker institutional sales levels. Branded advisor-generated sales increased 10% on a cash basis and 14% as measured on the internally used "gross dealer concession basis", which weights the sales of various products to reflect their individual profitability dynamics.
     - Mutual fund sales increased 7% as proprietary fund sales declined, while non-proprietary funds increased. A significant portion of non-proprietary sales continued to occur in "wrap" accounts. Within proprietary funds:
         -- Sales of bond, equity and money market funds declined.
         -- Redemption rates continued to compare favorably with industry levels.
     - Annuity sales increased 46%, on strong growth in both fixed and variable annuity sales.
     - Sales of insurance products fell 25% reflecting lower sales of life products, partially offset by higher property-casualty sales, in part due to sales through Costco.
     - Certificate sales increased 17% reflecting improvement in both advisor sales and sales of certificates sold to clients outside the U.S. through a joint venture between AEFA and AEB.
     - Institutional sales declined 70% versus a relatively strong second quarter last year, reflecting lower new account additions and lower contributions.
     - Other sales increased 42% due to sales and cash flow growth in 401(k) plans and growth in limited partnership sales.
     - Advisor product sales generated through financial planning and advice services were 73% of total sales in 2Q '02 and 1Q '02 versus 72% in 2Q '01.

o OTHER REVENUES: Were up 6%, primarily on higher life and property-casualty insurance premiums and charges.
     - Financial planning and advice services fees of $30MM rose 1% versus 2Q '01.

o PROVISIONS FOR LOSSES AND BENEFITS: Annuity product provisions decreased as the impact of a higher inforce level was more than offset by lower accrual rates. The provision was also impacted by the effect of depreciation in the S&P 500 on equity indexed annuities this year vs. appreciation last year. Insurance provisions rose due to higher inforce levels, partially offset by lower accrual rates. Certificate provisions decreased, despite higher inforce levels, due to significantly lower accrual rates and the effect on the stock market certificate product of depreciation this year in the S&P 500.

o HUMAN RESOURCES: Expenses declined 1% reflecting higher field force compensation-related costs offset by the benefits of reengineering and cost containment initiatives within the home office, where average employees were down 15%.
     - TOTAL ADVISOR FORCE: 11,360 at 6/02; down 286 advisors, or (2)%, versus 6/01 and down 142 advisors versus 3/02.
       -- The decrease in advisors versus 6/01 reflects reduced recruiting activities over the year as we worked to improve the advisor platform economics, and higher termination rates due to the weaker environment and proactive efforts to eliminate unproductive advisors.
       -- The decrease in advisors during the quarter reflects higher terminations in the employee platform (P1) as we continue to feel the effects of the difficult sales environment. We expect to continue to carefully manage new advisor additions until the environment turns more positive, to ensure overall field force costs are appropriately controlled and advisor production is maximized.
       --  Veteran advisor retention rates remain strong.
       -- Total production and advisor productivity were up versus last year, while client acquisitions decreased.
           - The total number of clients was up 3% and accounts per client were up slightly. Client retention exceeded 95%.

o OTHER OPERATING EXPENSES: Increased 18% versus last year on a higher level of investment activities related to various strategic, reengineering, technology and product development projects, the impact of our technology outsourcing agreement with IBM, and a higher minority interest related to premium deposits (the joint venture with AEB).

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2002 OVERVIEW
                             AMERICAN EXPRESS BANK

(preliminary)                 STATEMENTS OF INCOME
                                  (unaudited)

(millions)                                                          Quarters Ended                      Percentage
                                                                       June 30,                          Inc/(Dec)
                                                          -----------------------------------      ----------------------
                                                               2002                2001
                                                               ----                ----
Net revenues:
    Interest income                                            $149                $182                       (19)%
    Interest expense                                             60                 110                       (46)
                                                               ----                ----
       Net interest income                                       89                  72                        23
    Commissions and fees                                         53                  51                         4
    Foreign exchange income and other revenue                    38                  36                         8
                                                               ----                ----
       Total net revenues                                       180                 159                        13
                                                               ----                ----
Expenses:
    Human resources                                              60                  62                        (3)
    Other operating expenses                                     55                  65                       (15)
    Provision for losses                                         38                  14                         #
                                                               ----                ----
       Total expenses                                           153                 141                         8
                                                               ----                ----
Pretax income                                                    27                  18                        54
Income tax provision                                              9                   6                        50
                                                               ----                ----
Net income                                                      $18                 $12                        56
                                                               ====                ====


# Denotes variance in excess of 100%.


o    Net revenues grew 13% on higher net interest income.
     - Net interest income rose 23% primarily due to lower funding costs.
     - Commissions and fees were up 4% from growth in loan acquisitions in PFS and greater non-credit transactions and 3rd party assets under management in the Financial Institutions group, offset by lower results in Corporate Banking.
     - Foreign exchange income and other revenue increased 8% as higher revenue from lower funding costs, within premium deposits (the joint venture with AEFA) more than offset its share of WorldCom debt security losses. Foreign currency-related revenues were lower than a year ago.

o Human resource and other operating expenses were down reflecting the benefits of a lower employee level and reduced costs related to reengineering activities.

o The provision for losses increased mainly due to higher bankruptcy related write-offs in the consumer lending portfolio in Hong Kong.

o    AEB remained "well-capitalized".

                                       6/02              3/02               6/01            Well-Capitalized
                                  ----------------    -------------     --------------    ---------------------
     Tier 1                            10.1%             10.7%              10.4%                 6.0%
     Total                             10.6%             11.0%              11.1%                10.0%
     Leverage Ratio                     5.2%              5.2%               5.8%                 5.0%

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2002 OVERVIEW
                        AMERICAN EXPRESS BANK (Cont'd)
o    EXPOSURES
     - AEB's loans outstanding were $5.6B at 6/02, $5.5B at 6/01 and $5.3B at 3/02. Activity since 6/01 included an $850MM decrease in corporate banking loans, a $150MM increase in financial institution loans and an $800MM increase in consumer and private banking loans. Compared to 3/02, corporate banking loans decreased by $200MM, while financial institution loans were up by $300MM and consumer and private banking loans increased by $200MM. As of 6/02 and 3/02, consumer and private banking loans comprised 66% of total loans versus 53% at 6/01; corporate banking loans comprised 9% of total loans versus 13% at 3/02 and 24% at 6/01; and financial institution loans comprised 25% of total loans versus 21% at 3/02 and 23% at 6/01.

     - In addition to the loan portfolio, there are other banking activities, such as forward contracts, various contingencies and market placements, which added approximately $7.4B to the credit exposures at 6/02, $7.3B at 3/02 and $7.6B at 6/01. Of the $7.4B of additional exposures at 6/02, $5.2B were relatively less risky cash and securities related balances.


       ($ in billions)                                                          6/30/02
                                                  --------------------------------------------------------------------

                                                                                 Net
                                                                              Guarantees                                   3/31/02
                                                                FX and           And                        Total           Total
       Country                                       Loans   Derivatives     Contingents     Other(1)    Exposure(2)     Exposure(2)
       -------                                       -----   -----------     -----------     -------     ----------      ----------
       Hong Kong                                      $1.1               -               -       $0.1             $1.3          $1.4
       Indonesia                                         -               -               -          -              0.1           0.1
       Singapore                                       0.5               -            $0.1        0.1              0.7           0.7
       Korea                                           0.2               -               -        0.1              0.3           0.2
       Taiwan                                          0.3               -               -        0.1              0.4           0.3
       Japan                                             -               -               -        0.1              0.1           0.1
       Other                                             -               -               -        0.1              0.1           0.1
                                                    ------          ------          ------    -------           ------        ------
           Total Asia/Pacific Region (2)               2.2               -             0.2        0.7              3.1           2.9
                                                    ------          ------          ------    -------           ------        ------
       Chile                                           0.1               -             0.1          -              0.2           0.1
       Brazil                                          0.3               -               -          -              0.3           0.4
       Mexico                                            -               -               -          -              0.1           0.1
       Argentina (3)                                     -               -               -          -                -           0.1
       Peru                                            0.1               -               -          -              0.1             -
       Other                                           0.3               -             0.2        0.1              0.7           0.7
                                                    ------          ------          ------    -------           ------        ------
           Total Latin America (2)                     0.8               -             0.3        0.2              1.4           1.4
                                                    ------          ------          ------    -------           ------        ------
       India                                           0.3               -             0.1        0.3              0.7           0.7
       Pakistan                                        0.1               -               -        0.1              0.3           0.3
       Other                                             -               -               -        0.1              0.2           0.2
                                                    ------          ------          ------    -------           ------        ------
           Total Subcontinent (2)                      0.5               -             0.1        0.6              1.2           1.2
                                                    ------          ------          ------    -------           ------        ------
       Egypt                                           0.1               -               -        0.2              0.3           0.3
       Other                                           0.1               -             0.1          -              0.2           0.1
                                                    ------          ------          ------    -------           ------        ------
           Total Middle East and Africa (2)            0.2               -             0.1        0.2              0.5           0.4
                                                    ------          ------          ------    -------           ------        ------
           Total Europe (2)                            1.5             0.1             0.4        2.4              4.5           4.3

           Total North America (2)                     0.4               -             0.2        1.6              2.3           2.4
                                                    ------          ------          ------    -------           ------        ------

       Total Worldwide (2)                            $5.6            $0.2            $1.5       $5.7            $13.0         $12.6
                                                    ======          ======          ======    =======           ======        ======

     (1)Includes cash, placements and securities.
     (2)Individual items may not add to totals due to rounding.
     (3)Total exposures to Argentina at 6/30/02 were $42MM, which includes loans of $28MM, compared to 3/31/02 exposures of $50MM, including $37MM of loans.

     Note: Includes cross-border and local exposure and does not net local funding or liabilities against any local exposure.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2002 OVERVIEW
                        AMERICAN EXPRESS BANK (Cont'd)


o Total non-performing loans* of $121MM decreased from $128MM at 3/02 and $159MM at 6/01 as AEB continues to wind down its Corporate Banking business. The decrease versus last year and during Q2 '02 is due to loan payments and write-offs, mostly in Indonesia and India, partially offset by net downgrades.


o    Other non-performing assets were $2MM at 6/02 and 3/02, and $4MM at 6/01.


o AEB's total reserves at 6/02 and 3/02 of $160MM compared with $130MM at 6/01 and are allocated as follows:

     (millions)                                           6/02           3/02            6/01
                                                     ----------    -----------     -----------
     Loans*                                               $153           $154            $126
     Other Assets, primarily derivatives                     6              5               3
     Other Liabilities                                       1              1               1
                                                         -----          -----           -----
          Total                                           $160           $160            $130
                                                         =====          =====           =====


     - Loan loss reserve coverage of non-performing loans of 127% at 6/02 compared with 120% at 3/02 and 79% at 6/01.


o Management formally reviews the loan portfolio and evaluates credit risk throughout the year. This evaluation takes into consideration the financial condition of the borrowers, fair market value of collateral, status of delinquencies, historical loss experience, industry trends and the impact of current economic conditions. As of June 30, 2002, management considers the loss reserve to be appropriate.

* AEB defines a non-performing loan as any loan (other than certain smaller-balance consumer loans) on which the accrual of interest is discontinued because the contractual payment of principal or interest has become 90 days past due or if, in management's opinion, the borrower is unlikely to meet its contractual obligations.

     For smaller-balance consumer loans related to the Personal Financial Services business, management establishes reserves it believes to be adequate to absorb credit losses in the portfolio. Generally, these loans are written off in full when an impairment is determined or when the loan becomes 120 or 180 days past due, depending on loan type. For this portfolio, 30-day past due rates were 4.6% at 6/02, as compared to 4.5% at 3/02 and 4.3% at 6/01.

              INFORMATION RELATING TO FORWARD-LOOKING STATEMENTS

            THIS DOCUMENT INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "SHOULD," "COULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED
TO: THE COMPANY'S ABILITY TO SUCCESSFULLY IMPLEMENT A BUSINESS MODEL THAT ALLOWS FOR SIGNIFICANT EARNINGS GROWTH BASED ON REVENUE GROWTH THAT IS LOWER THAN HISTORICAL LEVELS; FLUCTUATION IN THE EQUITY MARKETS, WHICH CAN AFFECT THE AMOUNT AND TYPES OF INVESTMENT PRODUCTS SOLD BY AEFA, THE MARKET VALUE OF ITS MANAGED ASSETS, AND MANAGEMENT AND DISTRIBUTION FEES RECEIVED BASED ON THOSE ASSETS; POTENTIAL DETERIORATION IN AEFA'S HIGH-YIELD AND OTHER INVESTMENTS, WHICH COULD RESULT IN FURTHER LOSSES IN AEFA'S INVESTMENT PORTFOLIO; THE ABILITY OF AEFA TO SELL CERTAIN HIGH-YIELD INVESTMENTS AT EXPECTED VALUES AND WITHIN ANTICIPATED TIMEFRAMES AND TO MAINTAIN ITS HIGH-YIELD PORTFOLIO AT CERTAIN LEVELS IN THE FUTURE; DEVELOPMENTS RELATING TO AEFA'S PLATFORM STRUCTURE FOR FINANCIAL ADVISORS, INCLUDING THE ABILITY TO INCREASE ADVISOR PRODUCTIVITY, INCREASE THE GROWTH OF PRODUCTIVE NEW ADVISORS AND CREATE EFFICIENCIES IN THE INFRASTRUCTURE; AEFA'S ABILITY TO ROLL OUT NEW AND ATTRACTIVE PRODUCTS IN A TIMELY MANNER AND EFFECTIVELY MANAGE THE ECONOMICS IN SELLING A GROWING VOLUME OF NON-PROPRIETARY PRODUCTS; INVESTMENT PERFORMANCE IN AEFA'S BUSINESSES; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT, INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, THE SCALE-BACK OF CORPORATE LENDING IN CERTAIN REGIONS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION AND OTHER EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING BALANCING THE NEED FOR LONGER-TERM INVESTMENT SPENDING; THE IMPACT ON THE COMPANY'S BUSINESSES AND UNCERTAINTY CREATED BY THE SEPTEMBER 11TH TERRORIST ATTACKS, AND THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY OF ANY SUCH ATTACKS IN THE FUTURE; THE COMPANY'S ABILITY TO RECOVER UNDER ITS INSURANCE POLICIES FOR LOSSES RESULTING FROM THE SEPTEMBER 11TH TERRORIST ATTACKS; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S TRAVEL RELATED SERVICES PRODUCTS, PARTICULARLY CREDIT AND CHARGE CARDS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD PRODUCTS AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDHOLDERS, CAPTURE A GREATER SHARE OF EXISTING CARDHOLDERS' SPENDING, SUSTAIN PREMIUM DISCOUNT RATES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE ABILITY TO EXECUTE THE COMPANY'S GLOBAL CORPORATE SERVICES STRATEGY, INCLUDING GREATER PENETRATION OF MIDDLE MARKET COMPANIES, INCREASING CAPTURE OF NON-T&E SPENDING THROUGH GREATER USE OF THE COMPANY'S PURCHASING CARD AND OTHER MEANS, AND FURTHER GLOBALIZING BUSINESS CAPABILITIES; THE ABILITY TO MANAGE AND EXPAND CARDMEMBER BENEFITS, INCLUDING MEMBERSHIP REWARDS(R), IN A COST EFFECTIVE MANNER; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; SUCCESSFULLY EXPANDING THE COMPANY'S ON-LINE AND OFF-LINE DISTRIBUTION CHANNELS AND CROSS-SELLING FINANCIAL, TRAVEL, CARD AND OTHER PRODUCTS AND SERVICES TO ITS CUSTOMER BASE, BOTH IN THE U.S. AND ABROAD; EFFECTIVELY LEVERAGING THE COMPANY'S ASSETS, SUCH AS ITS BRAND, CUSTOMERS AND INTERNATIONAL PRESENCE, IN THE INTERNET ENVIRONMENT; INVESTING IN AND COMPETING AT THE LEADING EDGE OF TECHNOLOGY ACROSS ALL BUSINESSES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; INCREASING COMPETITION IN ALL OF THE COMPANY'S MAJOR BUSINESSES; FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY'S BORROWING COSTS, RETURN ON LENDING PRODUCTS AND SPREADS IN THE INVESTMENT AND INSURANCE BUSINESSES; CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; FOREIGN CURRENCY EXCHANGE RATES; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING ACTIVITIES, AMONG OTHER BUSINESSES; LEGAL AND REGULATORY DEVELOPMENTS, SUCH AS IN THE AREAS OF CONSUMER PRIVACY AND DATA PROTECTION; ACQUISITIONS; AND OUTCOMES IN LITIGATION. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, AND ITS OTHER REPORTS FILED WITH THE SEC.